Exhibit 99.2

CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$107,346	$290,436	$319,036	$534,332
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	130,896	184,846	304,492	358,754
Selling, general and administrative expenses (excludes depreciation and amortization)	46,426	60,750	99,557	115,955
Corporate expenses (excludes depreciation and amortization)	6,163	8,769	14,857	17,194
Depreciation and amortization	20,150	19,511	40,506	38,528
Other operating income (expense), net	(3,180)	91	(5,520)	(286)

Operating income (loss)	(99,469)	16,651	(145,896)	3,615
Interest expense, net	2,806	11,997	5,389	24,235
Other income (expense), net	(3,077)	1,018	(20,533)	(1,628)

Net income (loss) before income taxes	(105,352)	5,672	(171,818)	(22,248)
Income tax benefit (expense)	813	(4,238)	(6,628)	(5,115)

Consolidated net income (loss)	(104,539)	1,434	(178,446)	(27,363)
Less amount attributable to noncontrolling interest	—	1	3	2

Net income (loss) attributable to the Company	$(104,539)	$1,433	$(178,449)	$(27,365)

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